     As filed with the Securities and Exchange Commission on July 27, 2001
                                                      Registration No. 333-61296

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                             ON FORM S-8 TO FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                  06-1047163
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
         incorporation)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)
                             ----------------------

              OPTIONS ASSUMED BY GENZYME CORPORATION IN CONNECTION
            WITH THE MERGER OF A WHOLLY OWNED SUBSIDIARY OF GENZYME
             WITH AND INTO FOCAL, INC. ORIGINALLY GRANTED UNDER THE
                FOCAL, INC. 1992 INCENTIVE STOCK PLAN, 1999 STOCK
                  INCENTIVE PLAN AND 1997 DIRECTOR OPTION PLAN
                            (Full Title of the Plan)

                             ----------------------

                                PETER WIRTH, ESQ.
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                          Proposed maximum     Proposed maximum      Amount of
Title of each class of securities to     Amount to be      offering price     aggregate offering   registration
           be registered                  registered         per share               price               fee
------------------------------------------------------------------------------------------------------------------
Genzyme Biosurgery Division Common     235,870 shares(2)     $116.50(3)       $5,517,000(4)      $1,380(5)
 Stock, $0.01 par value per share(1)
------------------------------------------------------------------------------------------------------------------

(1) Includes associated purchase rights which currently are evidenced by certificates for shares of Genzyme Biosurgery Division Common Stock ("Biosurgery Stock") and automatically trade with such shares.

(2) Such shares (the "Option Shares") are issuable upon conversion of options assumed by the Registrant pursuant to an Agreement and Plan of Merger dated as of April 25, 2001 by and among the Registrant, Sammy Merger Corp. and Focal, Inc. This registration statement shall also cover such additional number of shares of Biosurgery Stock as are required for issuance upon a stock split, stock dividend or similar transaction.

(3) Each holder of an assumed option may purchase shares of Biosurgery Stock pursuant to the terms of its option agreement. The proposed maximum offering price per share reflects the highest exercise price per share provided in the terms of the option agreements.

(4) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the weighted average exercise price ($23.39) of the outstanding options.

(5) An aggregate registration fee of $3,533 was previously paid in connection with the registration of 2,509,002 shares of Biosurgery Stock under the Registrant's registration statement on Form S-4 (Registration No. 333-61296), initially filed on May 21, 2001 (the "Prior Registration Statement"). The registration fee paid under the Prior Registration Statement was calculated pursuant to Rules 457(c) and 457(f) and was based upon the average of the high and low prices for Focal, Inc. common stock as reported on The Nasdaq National Market on May 17, 2001. The Option Shares registered hereby were previously included in the number of shares registered under the Prior Registration Statement and remain unsold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p), $332 of the filing fee previously paid with respect to the Option Shares is offset against the currently due filing fee of $1,380. The remaining $1,048 of the currently due filing fee is paid herewith.

                             INTRODUCTORY STATEMENT

     This Registration Statement on Form S-8 is being filed to register 235,870 shares of our Genzyme Biosurgery Division common stock, par value $0.01 per share, issuable upon the exercise of options that we assumed in connection with our acquisition of Focal, Inc., a Delaware corporation, effective as of June 30, 2001. These options were originally granted to employees and directors under Focal's 1992 Incentive Stock Plan, 1999 Stock Incentive Plan and 1997 Director Option Plan.

     Pursuant to the Agreement and Plan of Merger dated as of April 25, 2001 by and among Genzyme Corporation, Sammy Merger Corp. and Focal, Sammy Merger Corp. merged with and into Focal whereupon Focal became a wholly-owned subsidiary of ours. Under the terms of the Agreement and Plan of Merger, each outstanding option to purchase Focal common stock is exercisable upon the same terms and conditions as provided in the Focal plan under which the option was issued, except that the assumed option is exercisable for the number of shares of Genzyme Biosurgery Division common stock equal to the number of shares of Focal common stock that were issuable upon exercise of the option immediately before the merger multiplied by 0.1545 at a per share exercise price equal to the exercise price for which the option was exercisable immediately before the merger divided by 0.1545.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents that we filed with the SEC are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001;

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001;

     3. Current Reports on Form 8-K filed on December 15, 2000 (as amended on Form 8-K/A filed on February 27, 2001 and May 3, 2001), January 2, 2001 (as amended on Form 8-K/A filed on March 2, 2001 and May 3,
        2001), March 9, 2001, April 26, 2001, May 11, 2001, May 22, 2001,
        June 6, 2001, June 6, 2001 and July 12, 2001;

     4. Current Report on Form 8-K filed on May 18, 2001 which contains the audited financial statements of Wyntek Diagnostics, Inc. as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000, including the independent accountants' report dated January 31, 2001, and the unaudited financial statements of Wyntek Diagnostics, Inc. as of and for the three months ended
        March 31, 2001 and 2000.

     5. Proxy Statement on Schedule 14A filed on April 24, 2001;

     6. The description of Biosurgery Stock contained in our Registration Statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, including any further amendment or report filed hereafter for the purpose of updating such description; and

     7. The description of Biosurgery Stock purchase rights contained in our Registration Statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, including any further amendment or report filed hereafter for the purpose of updating such description.

     We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date that we terminate this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     We also incorporate by reference the material set forth below that GelTex Pharmaceuticals, Inc., Biomatrix, Inc. and Focal have previously filed with the SEC.

GELTEX FILINGS (FILE NO. 0-26872)

     1. Audited financial statements and related notes, including the report of independent auditors, of GelTex set forth on pages F-1 to F-20 of GelTex's Annual Report on Form 10-K for the year ended December 31, 1999 (filed on March 30, 2000), as amended on November 7, 2000.

     2. Audited financial statements and related notes, including the report of independent accountants, of RenaGel LLC set forth in Exhibit 99.1 to GelTex's Annual Report on Form 10-K for the year ended December 31, 1999 (filed on March 30, 2000), as amended on November 7, 2000.

     3. Unaudited financial statements and related notes of GelTex set forth on pages 3 to 9 of GelTex's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (filed on November 14, 2000).

BIOMATRIX FILINGS (FILE NO. 0-19373)

     1. Audited financial statements and related notes, including the report of independent accountants, of Biomatrix set forth on pages F-1 to F-21 of Biomatrix's Annual Report on Form 10-K for the year ended December 31, 1999 (filed on March 30, 2000), as amended on April 26, 2000 and October 26, 2000.

     2. Unaudited financial statements and related notes of Biomatrix set forth on pages 3 to 14 of Biomatrix's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (filed on November 14, 2000).

FOCAL FILINGS (FILE NO. 0-23247)

     1. Audited financial statements and related notes, including the report of independent auditors, of Focal set forth on pages 35 to 51 of Focal's Annual Report on Form 10-K for the year ended December 31, 2000 (filed on April 2, 2001), as amended on April 30, 2001.

     2. Unaudited financial statements and related notes of Focal set forth on pages 3 to 9 of Focal's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed on May 9, 2001).

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's amended and restated articles of organization, by-laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of Genzyme or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

     Article VI of Genzyme's by-laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct); PROVIDED that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Genzyme or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and PROVIDED, FURTHER, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by Genzyme, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

     The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

     Genzyme also has in place agreements with its officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Genzyme's by-laws.

     Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Article VI.C.5. of Genzyme's Amended and Restated Articles of Organization provides that no director shall be personally liable to Genzyme or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index immediately following signature page.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of July 27, 2001.

                                       GENZYME CORPORATION



                                       By:  /S/ MICHAEL S. WYZGA
                                          --------------------------------
                                          Michael S. Wyzga
                                          Senior Vice President, Finance;
                                          Chief Financial Officer; and
                                          Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

             SIGNATURE                                       TITLE                              DATE


             *                                      Principal Executive                  July 27, 2001
-----------------------------------------           Officer and Director
Henri A. Termeer


  /S/ MICHAEL S. WYZGA                              Principal Financial and              July 27, 2001
-----------------------------------------           Accounting Officer
Michael S. Wyzga


             *                                      Director                             July 27, 2001
-----------------------------------------
Constantine E. Anagnostopoulos


             *                                      Director                             July 27, 2001
-----------------------------------------
Douglas A. Berthiaume


             *                                      Director                             July 27, 2001
-----------------------------------------
Henry E. Blair


             *                                      Director                             July 27, 2001
-----------------------------------------
Robert J. Carpenter


             *                                      Director                             July 27, 2001
-----------------------------------------
Charles L. Cooney


             *                                      Director                             July 27, 2001
-----------------------------------------
Victor J. Dzau


             *                                      Director                             July 27, 2001
-----------------------------------------
Connie Mack III


*  By:  /S/ MICHAEL S. WYZGA
      ---------------------------
       Attorney In Fact

                                  EXHIBIT INDEX

EXHIBIT
NO.                                DESCRIPTION
 4.1      Restated Articles of Organization of Genzyme, as amended. Filed as
          Exhibit 3 to Genzyme's Current Report on Form 8-K filed with the SEC on June 6, 2001, and incorporated herein by reference.

 4.2      By-laws of Genzyme, as amended. Filed as Exhibit 3.2 to Genzyme's
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1999, and incorporated herein by reference.

 4.3      Second Amended and Restated Renewed Rights Agreement dated as of
          December 18, 2000 between Genzyme and American Stock Transfer and
          Trust Company. Filed as Exhibit 4 to Genzyme's Registration Statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, and incorporated herein by reference.

 4.4      Biomatrix, Inc. 6.9% Convertible Subordinated Note due May 14, 2003.
          Filed as Exhibit 4.1 to Genzyme's Current Report on Form 8-K filed on
          January 2, 2001 and incorporated herein by reference.

 4.5      Form of Genzyme General Division Convertible Debenture. Filed as
          Exhibit 10.7 to Genzyme's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by reference.

 4.6      Warrant Agreement between Genzyme and Comdisco, Inc. Filed as
          Exhibit 10.22 to a General Form for Registration on Form 10 of
          PharmaGenics, Inc. (File No. 0-20138), and incorporated herein by reference.

 4.7      Indenture, dated as of May 8, 2001, by and between Genzyme and State
          Street Bank and Trust Company as trustee, including the form of debenture. Filed as Exhibit 4.1 to Genzyme's Current Report on Form
          8-K filed on May 11, 2001, and incorporated herein by reference.

 4.8      Registration Rights Agreement, dated as of May 3, 2001, by and among
          Genzyme, Credit Suisse First Boston Corporation, Goldman Sachs & Co.
          and Salomon Smith Barney Inc. Filed as Exhibit 4.2 to Genzyme's
          Current Report on Form 8-K filed on May 11, 2001, and incorporated herein by reference.

 5        Opinion of Palmer & Dodge LLP. Filed herewith.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants to Genzyme. Filed herewith.

23.2      Consent of Ernst & Young LLP, independent auditors to Focal, Inc.
          Filed herewith.

23.3      Consent of Ernst & Young LLP, independent auditors to GelTex
          Pharmaceuticals, Inc. Filed herewith.

23.4 Consent of PricewaterhouseCoopers LLP, independent accountants to Biomatrix, Inc. Filed herewith.

23.5 Consent of PricewaterhouseCoopers LLP, independent accountants to RenaGel LLC. Filed herewith.

23.6 Consent of McKay, Carne, Buniva & Lazarus LLP, independent accountants to Wyntek Diagnostics, Inc. Filed herewith.

23.7      Consent of Palmer & Dodge LLP (contained in Exhibit 5 hereto).

24        Power of Attorney.  Filed as Exhibit 24 to Genzyme's Registration
          Statement on Form S-4 filed on May 21, 2001 and incorporated herein by reference.